Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
Contacts:

Troy Kirkpatrick	Monique N. Dolecki
BD Public Relations	BD Investor Relations
858.617.2361	201.847.5378
troy.kirkpatrick@bd.com	Monique_Dolecki@bd.com

BD COMPLETES BARD ACQUISITION,

CREATING NEW GLOBAL HEALTH CARE LEADER

FRANKLIN LAKES, N.J., Dec. 29, 2017 – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced it has completed the acquisition of C. R. Bard, Inc. (NYSE: BCR), creating a new health care industry leader with approximately $16 billion in annualized revenue.

The combined company is uniquely positioned to improve both the treatment of disease for patients and the process of care for health care providers. The transaction builds on BD’s leadership in medication management and infection prevention with an expanded offering of solutions across the care continuum. Additionally, Bard’s strong product portfolio and innovation pipeline will increase BD’s opportunities in fast-growing clinical areas, and the combination will enhance growth opportunities for the combined company in non-U.S. markets.

“Today is a historic day for BD as we welcome Bard and its 16,000 associates to BD,” said Vincent A. Forlenza, chairman and CEO. “These companies each have a legacy of more than 100 years of advancing the world of health and supporting those on the frontlines of health care. We look forward to continuing to lead the industry through innovation and partnerships that bring more valuable solutions to our customers and their patients.”

Under the terms of the transaction, upon completion of the acquisition, Bard became a wholly owned subsidiary of BD, and each outstanding share of Bard common stock was converted to the right to receive (1) $222.93 in cash without interest and (2) 0.5077 of a share of BD common stock. As a result of the completion of the acquisition, Bard shares will cease trading and will be delisted from the New York Stock Exchange.

Excluding transaction-related expenses, BD does not expect the acquisition to have a material impact on the company’s financial results in the first quarter of fiscal 2018, which ends on Dec. 31, 2017.

The company continues to expect the transaction to generate low-single digit accretion to adjusted earnings per share in fiscal year 2018, and high-single digit accretion in fiscal year 2019. The company will provide an update to its full fiscal year 2018 outlook on its first fiscal quarter earnings conference call to reflect the anticipated contribution from Bard’s operations through BD’s fiscal year, which ends Sept. 30, 2018.

Beginning with the second quarter of fiscal 2018, BD will report a new Interventional segment structure, which will include a majority of Bard offerings, with the remainder being reported under the Medical segment. For more detailed information on BD’s reporting changes, please refer to the BD Reporting Changes slide presentation available on BD’s website at www.bd.com/investors.

Information for Bard Shareholders

BD has appointed Computershare Trust Company N.A. as paying agent for payment of the merger consideration described above. For Bard registered shareholders who hold Bard stock certificates or a mix of Bard stock certificates and book-entry shares, information concerning the exchange of Bard shares for the per share merger consideration is being mailed to the holder of record of the certificated Bard shares. This information will outline the steps to be taken to obtain the merger consideration. These registered shareholders do not need to take any action regarding their shares until contacted by the paying agent. For Bard registered shareholders who hold Bard stock solely in book-entry format, Computershare Trust Company N.A. will debit all book-entry Bard shares in the accounts of holders of record, credit the appropriate number of book-entry BD shares to each holder, and make payment of the cash consideration (less any applicable tax withholding) by mailing a check representing such amount to each such holder. For additional information, please contact Computershare Trust Company, N.A. at (877) 498-8861 (within the United States, its territories and Canada) or +1 (781) 575-2879 (outside the United States, its territories and Canada). Bard shareholders who own shares through a bank, brokerage firm or other nominee (in “street name”), should contact their bank, broker or nominee for further information about receiving the merger consideration.

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help improve patient outcomes, improve the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to better diagnose disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. In 2017, BD welcomed C. R. Bard and its products into the BD family. For more information on BD, please visit bd.com.

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FORWARD-LOOKING STATEMENTS

This press release contains certain estimates and other “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements generally are accompanied by words such as “will”, “expect”, “outlook” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company, the anticipated benefits of the combination and other statements that are not historical facts. These statements are based on the current expectations of BD management and are not predictions of actual performance.

These statements are subject to a number of risks and uncertainties regarding BD and Bard’s respective businesses and the acquisition, and actual results may differ materially. These risks and uncertainties include, but are not limited to, (i) risks relating to the integration of Bard’s operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe, (ii) the outcome of any legal proceedings related to the proposed acquisition, (iii) the ability to market and sell Bard’s products in new markets, including the ability to obtain necessary regulatory product registrations and clearances, (iv) the impact of the additional debt BD incurred and the equity and equity-linked securities that BD issued to finance the acquisition, including BD’s credit ratings and cost of borrowing, and BD’s ability to access available financing, including for the refinancing of BD’s or Bard’s debt on a timely basis and reasonable terms, (v) the loss of key senior management or other associates; (vi) the anticipated demand for BD’s and Bard’s products, including the risk of future reductions in government healthcare funding, changes in reimbursement rates or changes in healthcare practices that could result in lower utilization rates or pricing pressures, (vii) the impact of competition in the medical device industry, (viii) the risks of fluctuations in interest or foreign currency exchange rates, (ix) product liability claims, (x) difficulties inherent in product development, including the timing or outcome of product development efforts, the ability to obtain regulatory approvals and clearances and the timing and market success of product launches, (xi) risks relating to fluctuations in the cost and availability of raw materials and other sourced products and the ability to maintain favorable supplier arrangements and relationships, (xii) successful compliance with governmental regulations applicable to the combined company, (xiii) changes in regional, national or foreign economic conditions, (xiv) uncertainties of litigation, and (xv) other factors discussed in BD’s and Bard’s respective filings with the Securities and Exchange Commission.

The forward-looking statements in this document speak only as of the date of this document. BD undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.